Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports 2010 Financial Guidance

LOS ANGELES, Calif., April 29, 2010 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective diagnostic imaging services through a network of fully-owned and operated outpatient imaging centers, today reported financial guidance for the fiscal year ending December 31, 2010.

2010 Fiscal Year Guidance

For its 2010 fiscal year, RadNet announces its guidance ranges as follows:

Revenue	$540 million - $560 million
Adjusted EBITDA(1)	$107 million - $111 million
Capital Expenditures	$34 million - $38 million
Cash Interest Expense	$42 million - $47 million
Free Cash Flow(2)	$25 million - $35 million

The above guidance incorporates the partial-year contribution of the acquisitions of Truxtun Medical Group (completed in April 2010), the New Jersey operating subsidiary of Health Diagnostics (expected to be completed in May 2010) and the recently completed acquisition of three centers purchased in a bankruptcy proceeding of Sonix Medical Resources, Inc.  Also, as previously disclosed, incorporated into the guidance is an estimated $3 million to $4 million decrease to Revenue and EBITDA from lower Medicare Reimbursement associated with the 2010 Medicare Fee Schedule passed in November 2009 (as amended by the House of Representatives Reconciliation Bill passed in the first fiscal quarter of 2010).

“Our guidance reflects our belief that we will continue to grow our business in 2010 despite difficult reimbursement and economic climates,” said Dr. Howard Berger, President and Chief Executive Officer of RadNet.  “As we previously disclosed on our fourth quarter and full-year 2009 earnings call in March 2010, the guidance incorporates first quarter 2010 results that were significantly negatively impacted by severe weather conditions in our mid-Atlantic region, particularly in January and February.  Our guidance further assumes a return to more normalized per-day procedural volumes, which we were very pleased to observe in March.”

Dr. Berger added, “We will continue to follow a disciplined approach to making capital expenditures. We believe that we can maintain the high-quality of medical services and access to leading technology for which our centers are recognized in their respective markets, despite spending less money in 2010 than we did in 2009 for the base business.  Our Free Cash Flow guidance, which is a proxy for the amount of cash our operations generate after we pay our cash interest expense and make capital expenditures, illustrates that we anticipate being able to make further acquisitions and/or repay senior term debt in 2010.”

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. RadNet uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist RadNet in measuring its cash-based performance.  RadNet believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 185 fully-owned and operated outpatient imaging centers.  RadNet’s core markets include California, Maryland, Delaware New Jersey and New York.  Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 4,000 employees.  For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning RadNet’s ability to continue to grow its business by generating patient referrals and contracts with radiology practices, future acquisitions, cost savings, successful integration of acquired operations, and receiving third-party reimbursement for diagnostic imaging services, as well as RadNet's financial guidance, its statements regarding increased business from new operations and projected interest savings, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause RadNet's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.
Mark Stolper, 310-445-2800
Executive Vice President and Chief Financial Officer

Alliance Advisors, LLC
Alan Sheinwald, President
914-669-0222
asheinwald@allianceadvisors.net

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the disposal of equipment, other income or loss, debt extinguishments and non-cash equity compensation.  Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure.  Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt.  Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid.  Free Cash Flow is a non-GAAP financial measure.  The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.